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                                                                    EXHIBIT 21.1
                                  SUBSIDIARIES

                                       OF

                          CRUM & FORSTER HOLDINGS CORP.

Crum & Forster Holdings Corp. (Delaware)
     |-Crum & Forster Holding Inc. (Delaware)
            |-United States Fire Insurance Company (New York)
            |    |-Crum & Forster Specialty Insurance Company (Arizona)
            |    |-Zenith National Insurance Corporation (Delaware) (17.7%)
            |    |-TRG Holding Corporation (Delware) (5.15%)
            |-The North River Insurance Company (New Jersey)
            |    |-Sen-Tech International Holdings, Inc. (Delaware)
            |         |-Excelsior Claims Administrators, Inc. (New York)
            |         |-Seneca Insurance Company, Inc. (New York)
            |              |-Seneca Risk Services, Inc. (Kentucky)
            |              |-Seneca Specialty Insurance Company (Arizona)
            |    |-Zenith National Insurance Corporation (Delaware) (0.1%)
            |    |-ORC Asia Ltd. (Maurituis) (20.25%)
            |-Crum and Forster Insurance Company (New Jersey)
            |-Crum & Forster Underwriters Co. of Ohio (Ohio)
            |-Crum & Forster Indemnity Company (New York)
            |-Crum & Forster Custom Securities, Inc. (California)